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                                       January 3, 2000


Dear Shareholder:

    At the November 30, 1999 meeting, the Board of Directors declared a regular quarterly dividend of $.37 per share and a special year-end dividend of $.37 per share. Both dividends are payable January 3, 2000 to shareholders of record as of December 21, 1999. The payment date was moved up from the normal February 1, 2000 date in anticipation of the acquisition of First Place by Wells Fargo & Company.

    Each of you should have received the Notice of Special Meeting of Shareholders to be held on January 11, 2000 and the accompanying Proxy Statement - Prospectus dated December 10, 1999. IF YOU HAVE NOT ALREADY RETURNED YOUR PROXY FORM, WE STRONGLY ENCOURAGE YOU TO DO SO - EVEN IF YOU PLAN TO ATTEND THE MEETING IN PERSON.

    If you have not sent in your proxy because you plan to attend the Special Meeting and something comes up that prevents you from attending, you will not have a vote. And, if you do attend the Special Meeting, you may revoke your proxy and vote your shares in person. To insure that your proxy is received in time for the meeting, you may fax it to our transfer agent at (505) 324-9556.

    Assuming a shareholder vote in favor of the acquisition by Wells Fargo, the transaction is scheduled to close in early 2000. Current quotes on the stock prices can be found under the ticker symbols FPLF for First Place and WFC for Wells Fargo.

    Thank you for your continued support.


/s/ Richard I. Ledbetter               /s/ James D. Rose

Richard I. Ledbetter                   James D. Rose
Chairman of the Board and              President and
Chief Executive Officer                Chief Operating Officer